                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 1 to Registration Statement of St. Mary Land & Exploration Company on
Form S-8 (Amending Registration Statement Nos. 333-30055, 333-35352, 333-88780,
and 333-106438) of our report dated February 26, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph for the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset
Retirement Obligations"), appearing in the Annual Report on Form 10-K of St.
Mary Land & Exploration Company for the year ended December 31, 2003.

/S/ DELOITTE $amp; TOUCHE LLP

Denver, Colorado
June 29, 2004